Exhibit 10.1

Exhibit 1 0 ..1 PORCH GROUP, INC. Senior Level Performance Bonus Plan (Effective as of [DATE] ) 1. Purpose .. The purpose of this Senior Level Performance Bonus Plan (the “ Plan ”) is to attract, motivate, reward and retain eligible employees by making a portion of their ca sh compensation dependent on the perf ormance of Porch Group, Inc. (the “ Company ”) and/or individual performance. 2. Participants .. The individuals to whom incentive bonus payments may be made here under shall be the executive officers of the Company (the “ E O Participants ”) , as determined by the Company ’s Board of Directors (the “ Board ”) or Compensation Com mittee of the Board (the “ Committee ”) , and such other key employees of the Company and subsidiaries of the Company as the Chief Executive Officer shall determine in his or her sole discretion (the “ Other Participants ” and, tog ether with the EO Participants , the “ Participants ”) , as set forth o n Exhibit A attached hereto. 3. Administration .. The Committee shall administer and interpret th e Plan for the Participant s , and in the exercise of the following powers, shall be referred to as the “ Administrator ..” (a) Subject to the express provisions and limitations of this Plan, applicable law and the listing standards of the Nasdaq Stock Market (or other national securities exchange, as applicable), the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following: (i) To prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise d efined herein, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any award co mplies with applicable law, regulations and stock exchange listing requirements and so as to avoid unanticipated consequences or address unanticipated events deemed by the Administrator to be inconsistent with the purposes of the Plan; (ii) To designate Participants, to establish and to determine the weighting of P erformance G oals , the Performance M odifier and the components of the P erformance M odifier , to determine the Performance Period, and to determine the incentive bonus payments, if any , to be made to such Participants based on the achievement of such Performance G oals and P erformance M odifier for the applicable Performance Period ; (iii) To prescribe and amend the terms of any agreements or other documents under the Plan;

(iv) To determine whether, and the extent to which, adjustments are required, including any adjustments to Performance Goals, the Performance Modifier and the components of the Performance Modifier pursuant to Section 5 hereof;

(v) To interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any incentive bonus payment provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(vi) To make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) All decisions, determinations and interpretations by the Administrator regarding the Plan and incentive bonus payments shall be final and binding on all Participants. The Administrator may consider such factors, as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

4. Target Bonus and Earned Bonus

(a) Each Participant shall have a target incentive bonus for each Performance Period during the term of this Plan stated as a percentage of his or her annual base salary (the "Target Bonus Percentage"). Bonus payments under this Plan, if any, shall be paid based on performance measurements determined at the end of the applicable Performance Period.

(b) A Participant's actual base salary paid for the applicable Performance Period, as reflected in the Company's payroll records, shall be used to calculate the Base Bonus, Modified Bonus and Earned Bonus for such Performance Period; provided, however, for any Participant not employed for the full Performance Period such actual base salary shall be annualized. The actual base salary used to calculate the Earned Bonus shall not be reduced for any contributions made to the Company's 401(k) plan (if any) or other deferred compensation plans, and shall be exclusive of any awards under the Plan or any other bonus, incentive (including equity incentive) or special pay awards.

(c) Except as otherwise provided in any written employment, offer letter, severance, change in control, or similar agreement between the Company or any of its subsidiaries and Participant (each, a "Related Agreement"), an incentive bonus payment shall be paid to a Participant only if the Participant is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its subsidiaries' policies) employed by the Company or any of its subsidiaries, except as permitted by Section 6 hereof.

(d) Financial results for Performance Goals and, if applicable, the objective components of the Performance Modifier must be finalized as appropriate by the Chief Financial Officer (or person having similar duties) and must be computed using financial results audited by an independent registered public accounting firm before Earned Bonuses can be calculated and paid. Further, no incentive bonus payments will be paid unless and until the Administrator

2

3 approves payments in accordance with the Plan. The incentive bonus payments hereunder shall, in the Administrator ’s dis cretion, be paid in cash and/or securities or other property. (e) Notwithstanding Section 4(d) hereof, Ear ned Bonuses payable hereunder shall , generally, be paid in February or March of the year subsequent to the Performance Period, with the specific date of p ayment in such applicable period determined by the Administrator .. 5. Performance Measures and Earned Bonus (a) The Administrator shall determine one or more performance periods in each fiscal year , and each applicable period is referred to herein as a “ Performance Period ”. (b) A base bonus shall be determined for each Participant for each Performance Period based upon the achievement of certain Performance G oals (as defined below) as determined by the Admini s trator , in its discretion , for the applicable Perf ormance Period (referred to as the “ Base Bonus ”). The Base Bonus may be modified by a Performance M odifier (as defined below) as determined by the Administrator , in its discretion, and as so modified or not shall be referred to as the “ Modified Bonus ”. T he Modified Bonus may be further modified by the Administrator in its sole discretion, including as set forth in this Plan, and as so further modified or not, shall be referred to as the “ Earned Bonus ”. (c) Performance Goals and Performance Modifier .. (i) Performance Goals .. Performance goals as determined by the Administrator, in its discretion , shall include the achievement of one or more specific financial or non - financial measurements (the “ Performance Goals ”) .. The Administrator may also determine, fo r each Performance Period, the minim um performance achievement of one or more Performance Goals necessary before any b onus may be paid under the Plan. (ii) Performance Modifier .. The “Modified Bonus,” if any, shall be calculated as the Base Bonus multiplied by a performance modifier, if any, as determined by the Administrator , in its discretion .. The p erformance m odifier, if any, shall be determined by the Administrator , in its discretion, based on the achievement of one or more components consisting of financial or non - financial measurements, each of which may be objective and/or subjective, for the Performance Period (the “ Performance Modifie r ”) .. The Administrator may also determine, for each Performance Period, the minimum per formance achievement of one or more components of the Performance Modifier necessary before the Performance M odifier may be applied under the Plan. (d) Adjustments to and Weighting of Performance Goals and Performance Modifier in Performance Period .. (i) Adjustme nts .. The Administrator has the discretion to adjust Performance Goals and the components of the Performance Modifier , as appropriate , for the occurrence of unusual, non - re curring or extra - ordinary events or matter s , including if such event s or matter s are not reflective of the Company ’s ongoing operations and related tax effects ..

(ii) Weighting. The Administrator shall have the authority to determine the relative weight of (i) the Performance Goals, the Performance Modifier and the components of the Performance Modifier and (ii) the achievement of threshold, target and maximum performance (and the correlation between such achievement levels) that comprise such Performance Goals, the Performance Modifier and the components Performance Modifier.

(e) Extraordinary Adjustments. Notwithstanding the attainment of the Performance Goals or the Performance Modifier, all Earned Bonuses under the Plan are subject to adjustment, reduction or elimination by the Administrator, in its discretion, prior to payment. For example, but not as a limitation of the foregoing general provision, a reduction in any and all Earned Bonuses may be made if performance is achieved in ways that are considered not in the best interests of the Company's stockholders or not authorized by the Board or management. Furthermore, the Administrator also may adjust the Base Bonus or Modified Bonus of one or more Participants in order to ensure the Company's aggregate Earned Bonus payments under the Plan do not exceed the funding authorized under the Plan.

(f) The Earned Bonus shall be payable at the time set forth in Section 4(e) hereof.

6. Termination of Employment; Change in Control.

(a) Death or Disability During the Performance Period. Except as required otherwise by applicable law or regulation or as otherwise provided in any Related Agreement, if the Participant's employment with the Company terminates prior to the payment date for the applicable Performance Period by reason of the Participant's death or due to Disability, then in any such case, the Participant shall receive a pro rata bonus for the applicable Participant for the Performance Period during which the Participant was terminated in accordance with Section 7 hereof. For purposes of this Agreement, Participant will be deemed to have a "Disability" if, because of a physical or mental impairment, Participant has been unable to perform the essential functions of their position, with or without reasonable accommodation, for a period of one hundred eighty (180) days within any 12-month period as determined by a medical doctor approved by the Board and the Participant.

(b) Voluntary Termination. Except as otherwise provided in any Related Agreement, if a Participant's employment is terminated due to a voluntary termination prior to the payment date for the applicable Performance Period, excluding a retirement that meets the definition of retirement established by the Administrator (if any) or when payment is required for retirement defined under applicable law or regulation (each, a "qualifying retirement"), no bonus will be earned by or paid to the Participant. In the case of qualifying retirement meeting the definition established by the Administrator, the Administrator shall have the discretion, but not the obligation, to pay a pro rata bonus to such Participant for the Performance Period during which the Participant retired in accordance with Section 7 hereof.

(c) Involuntary Termination. Except as otherwise provided in any Related Agreement, if a Participant's employment is terminated for cause (but excluding any other event otherwise described in this Section 6) prior to the payment date for the applicable Performance Period, no bonus will be earned by or paid to the Participant. For purposes of the Plan, a termination for

4

5 “cause” means a material failure to perform such employee’s duties and responsibilities to a satisfactory degree, any violation of laws or regulations or a material violation of Company policies and procedures. If a Participant’s employment is terminated without cause, the Administrator shall have the discretion, but not the obligation, to approve a pro rata bonus for the applicable Participant for the Performance Period during which th e Participant was terminated in accordance with Section 7 hereof .. (d) Change in Control .. Except as otherwise provided in any Related Agreement , i f there is a Change in Control (as defined under the Company ’s 2020 Stock Incentive Plan, as amended, or any suc cessor equity incentive plan) and a Participant is terminated by the Company (or any successor thereof, by merger, acquisition or otherwise) within six months of such Change in Control for any reason other than for intentional acts of material misconduct o r omission in carrying out the duties and responsibilities of such Participant’s position, such Participant shall earn a cash bonus equal to the Target Bonus Percentage for the applicable Performance Period in which the Change in Control occurred multiplie d by the greater of his or her actual base salary in effect on the date of (i) the employment termination and (ii) the Change in Control. Such payments shall be paid in cash to the Participant as soon as administratively possible, but not later than 30 da ys following such termination. (e) Section 409A .. Notwithstanding anything in this Plan to the contrary, if it is determined that any payment hereunder constitutes “nonqualified deferred compensation” that would be paid upon “separation from service” of a “spe cified employee” (as such terms are defined in Section 409A of the Internal Revenue Code of 1986, as amended), then such payment that otherwise would have been paid within six months after the Participant’s “separation from service” shall be accrued, witho ut interest, and its payment delayed until the first day of the seventh month following the Participant’s “separation from service,” or if earlier, the Participant’s death, at which point the accrued amount will be paid as a single, lump sum cash payment. (f) Timing of Payments .. Except as set forth in Sections (6) (d) and (e) hereof, Earned B onuses under this Section 6 will be paid to Participants at the same time as Earned Bonuses are paid to other Participants under the Plan for the applicable Performance Per iod. 7. Pro Rata Bonuses .. (a) New Hires .. A new employee who becomes a Participant in connection with such hire shall earn a pro rata bonus from the date of hire , but only if the date of hire is on or before September 30 of the Performance Period (or such other d ate determined by the Administrator) .. (b) Transfer; Promotion; Demotion; Retirement; Involuntary Termination Without Cause ; Death or Disability .. (i) For an existing employee who is transferred to a new position which results in such employee becoming a Participant , the pro rata period shall begin from the date of transfer. (ii) For an existing employee who was a Participant prior to a promotion and who continues to be a Participant thereafter, and the Target Bonus Percentage is increased, the Earned B onus will be based on two pro rata periods: (i) from the beginning of the

Performance Period through the date immediately preceding such promotion, and (ii) from the date of such promotion until the end of the Performance Period.

(iii) For an existing employee who was a Participant and who is demoted such that the employee is no longer a Participant thereafter, the pro rata period will end on the date immediately preceding such demotion.

(iv) For an existing employee who retires and for whom a pro rata bonus is approved by the Administrator under Section 6(b) hereof, the pro rata period will end on the date immediately preceding such retirement.

(v) For an existing employee who was a Participant and who is involuntary terminated without cause by the Company or its subsidiary and for whom a pro rata bonus is approved by the Administrator under Section 6(c) hereof, or due to death or Disability, the pro rata period will end on the date immediately preceding such termination of employment.

(c) Achievement of Performance Period. A pro rata bonus shall be earned only if the applicable Performance Goals, as determined by the Administrator, in its discretion, also are satisfied for the full Performance Period.

(d) Pro Rata Application of Performance Modifier. In determining a pro rata bonus, the Performance Modifier earned for the full Performance Period will be utilized to calculate the Modified Bonus, unless the Administrator determines otherwise.

(e) Timing of Pro Rata Payments. Earned Bonuses that are pro rata under this Section 7 will be paid to Participants at the same time as Earned Bonuses are made to other Participants under the Plan for the applicable Performance Period

8. Bonus Clawback. The Holder agrees to be subject to any "clawback" or other comparable policies adopted by the Board or any of its committees to the extent adopted at a time when Participant was employed by the Company.

9. General

(a) Amendment and Termination. The Company reserves the right to amend or terminate this Plan at any time by action of the Board or the Administrator with respect to future services of Participants. To comply with local laws, the Company (acting through the Administrator) reserves the right to adopt amendments, rules, procedures, guidelines or other documents (collectively "Addendums") affecting this Plan at any time that are applicable only to such local jurisdictions; provided, however, that any Addendums that are applicable to any EO Participant must be reflected in a written amendment to this Plan that is approved by the Administrator.

(b) Tax Withholding. The Participant shall be responsible for all taxes required by law to be withheld by the Company or a subsidiary in respect of the bonus payment. The Company shall have the right to make all payments or distributions pursuant to the Plan to any person, net of any applicable federal, state and local payroll or withholding taxes, or the applicable taxes of

6

7 any foreign jurisdiction (collectively, “ Taxes”), required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such Taxes as may be required by law, or if permitted by law, to otherwise require the Participant to p ay such Taxes. If such person shall fail to make such Tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such Taxes from any payment of any kind otherwise due to such Participant or to take such ot her action as may be necessary to satisfy such Tax obligations. (c) No Assignment .. Unless the Administrator expressly provides otherwise in writing, no Participant nor any other person may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any bonus payment , except for a transfer under the laws of descent or distribution as a result of the death of the Participant .. (d) Non - Exclusivity .. The adoption of the Plan by th e Board shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity - based compensation arrangements, either tied to performance or otherwise, and any such other arrangements a s may be either generally applicable or applicable only in specific cases. (e) Employment at Will .. Neither the Plan, the selection of a person as a Participant, the payment of any bonus to any Participant, nor any action by the Company or the Administrator sha ll be held or construed to confer upon any person any right to be continued in the employ of the Company .. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require. (f) No V ested Interest or Right .. Except as specified under Section 6 hereof or as otherwise provided in any Related Agreement , at no time before the actual payment of a bonus to any Participant or other person shall any Participant or other person accrue any vest ed interest or right whatsoever under the Plan, and the Company has no obligation to treat Participants identically under the Plan. (g) Beneficiary Designation .. Each Participant may name, from time to time, any beneficiary (who may be named contingently or su ccessively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by th e Company , and will be effective only when filed by the Participant in writing with the Company during his or her lifetime. (h) Notices .. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. (i) Severability .. The invalidity or unenforceability of any provision of this P lan in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Plan in such jurisdiction or the validity, legality or enforceability of any provision of this Plan in any other

8 jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. (j) Headings .. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shal l not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. (k) Governing Law .. The Plan and any agreements and documents hereunder shall be governed, construed and administered in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction) and applicable federal law. (l) Code Section 409A .. It is intended that thi s Plan be exempt from or comply with Code Section 409A, and the Plan shall be interpreted and administered consistent with that intent; provided, however, that under no circumstances whatsoever shall the Company be liable for any additional tax, interest o r penalty imposed upon a Participant, or any other damage suffered by a Participant, on account of the bonus plan being subject to but not in compliance with Code Section 409A.

Exhibit 1 0 ..1 EXHIBIT A CALCULATION OF SENIOR LEVEL PERFORMANCE BONUS PAYMENTS [To be complete d ..]